Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Beauty Brands Group, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Altucher, Chairman of the Board of Directors and President of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the period ending December 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Equity Ventures Group, Inc.

By: /s/James Altucher
James Altucher,
Chairman of the Board of
Directors and President

March 31, 2010